Exhibit 11

                           THERMO ELECTRON CORPORATION

                        Computation of Earnings per Share


                               Three Months Ended       Nine Months Ended
                            -----------------------  -----------------------
                             October 1,  October 2,   October 1,  October 2,
                                   1994        1993         1994        1993
                            -----------  ----------  -----------  ----------
     Computation of Fully
      Diluted Earnings
      per Share:

     Income:
      Net income            $27,744,000 $20,923,000  $74,435,000 $53,977,000

      Add: Convertible
       debenture interest,
       net of tax             4,586,000   2,569,000   11,595,000   7,721,000
                            ----------- -----------  ----------- -----------
      Income applicable
       to common stock
       assuming full
       dilution (a)         $32,330,000 $23,492,000  $86,030,000 $61,698,000
                            ----------- -----------  ----------- -----------
     Shares:
      Weighted average
       shares outstanding    49,802,206  46,252,811   48,676,670  42,487,328

      Add: Shares
       issuable from
       assumed
       exercise of
       convertible
       debentures            16,444,757  11,259,658   14,762,225  11,279,056

       Shares
       issuable from
       assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)            568,493     516,881      568,493     516,881
                            ----------- -----------  ----------- -----------
      Weighted average
       shares outstanding,
       as adjusted (b)       66,815,456  58,029,350   64,007,388  54,283,265
                            ----------- -----------  ----------- -----------
     Fully Diluted
      Earnings per Share
      (a) / (b)             $       .48 $       .40  $      1.34 $      1.14
                            =========== ===========  =========== ===========